UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 31, 2011

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Assumption of Purchase and Sale Agreement and Joint Escrow Instructions

On September 6, 2011, TNP Strategic Retail Trust, Inc. (the “Company”), through TNP SRT Osceola Village, LLC, its indirect wholly owned subsidiary (“TNP SRT Osceola Village”), entered into an Assignment of Purchase and Sale Agreement and Joint Escrow Instructions with TNP Acquisitions, LLC, an affiliate of the Company, whereby TNP SRT Osceola Village assumed the Purchase and Sale Agreement and Joint Escrow Instructions (the “Purchase Agreement”), dated as of September 1, 2011, relating to the acquisition of a multitenant retail property located in Kissimmee, Florida commonly known as the Osceola Village (the “Osceola Village Property”), from So Wehren Holding Corp., a third party seller, for an aggregate purchase price of $21,800,000, or approximately $186.89 per square foot.

The Osceola Village Property was constructed in 2008 and is comprised of approximately 116,645 square feet of leasable area and seven undeveloped land parcels totaling approximately 9.5 acres. The Osceola Village Property is approximately 77% leased and is anchored by a Publix supermarket and hhgregg appliances & electronics. Other significant tenants at the Osceola Village Property include Visionworks.

The acquisition of the Osceola Village Property is subject to substantial conditions to closing, including: (1) the sale of a sufficient number of shares of the Company’s common stock in the Company’s public offering to fund a portion of the purchase price for the Osceola Village Property; (2) the Company’s ability to obtain appropriate financing for the acquisition of the Osceola Village Property on acceptable terms; and (3) the absence of a material adverse change to the Osceola Village Property prior to the date of the acquisition. The closing of the acquisition of the Osceola Village Property is expected to occur in September 2011. There is no assurance that the Company will close the acquisition of the Osceola Village Property on the terms described above or at all.

The material terms of the agreements described herein are qualified in their entirety by the agreements attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to the Topaz Marketplace Purchase Agreement

As previously disclosed, on June 18, 2011, the Company, through TNP SRT Topaz Marketplace, LLC, its indirect wholly owned subsidiary (“TNP SRT Topaz”), entered into an Assignment and Assumption Agreement with an affiliate of the Company whereby TNP SRT Topaz assumed the Real Estate Purchase Agreement and Escrow Instructions, dated April 29, 2011 (as amended, the “Purchase Agreement”), relating to the acquisition of a multitenant retail property located in Hesperia, California commonly known as the Topaz Marketplace (the “Topaz Property”) from Hesperia – Main Street, LLC, a third party seller (the “Seller”).

On August 31, 2011, TNP SRT Topaz and the Seller entered into the fourth amendment to the Purchase Agreement (the “Fourth Amendment”). The Fourth Amendment extends the outside date for the closing of the acquisition of the Topaz Property from August 31, 2011 to September 14, 2011. In connection with the Fourth Amendment, the Company paid the Seller an additional purchase price deposit of $500,000 and a $35,000 extension fee deposit, both of which are non-refundable except in limited circumstances, such as a failure to close the property acquisition due to Seller’s default or a material adverse change at the Topaz Property.

The acquisition of the Topaz Property is subject to substantial conditions to closing, including: (1) the sale of a sufficient number of shares of the Company’s common stock in the Company’s public offering to fund a portion of the purchase price for the Topaz Property; (2) the Company’s ability to obtain appropriate financing for the acquisition of the Topaz Property on acceptable terms; and (3) the absence of a material adverse change to the Topaz Property prior to the date of the acquisition. There is no assurance that the Company will close the acquisition of the Topaz Property on the terms described above or at all.

The material terms of the Fourth Amendment described herein are qualified in its entirety by the agreement attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of September 1, 2011, by and between So Wehren Holding Corp. and TNP Acquisitions, LLC

10.2	Assignment of Purchase and Sale Agreement and Joint Escrow Instructions, dated September 6, 2011, by and between TNP Acquisitions, LLC and TNP SRT Osceola Village, LLC

10.3	Fourth Amendment to “Real Estate Purchase Agreement and Escrow Instructions,” dated August 31, 2011, by and between TNP SRT Topaz Marketplace, LLC and Hesperia – Main Street, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: September 6, 2011	By:	/s/ James R. Wolford
James R. Wolford
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of September 1, 2011, by and between So Wehren Holding Corp. and TNP Acquisitions, LLC

10.2	Assignment of Purchase and Sale Agreement and Joint Escrow Instructions, dated September 6, 2011, by and between TNP Acquisitions, LLC and TNP SRT Osceola Village, LLC

10.3	Fourth Amendment to “Real Estate Purchase Agreement and Escrow Instructions,” dated August 31, 2011, by and between TNP SRT Topaz Marketplace, LLC and Hesperia – Main Street, LLC